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                                  Exhibit 10.4

                     FIRST AMENDMENT TO 10% PROMISSORY NOTE
                     --------------------------------------

     This First Amendment to 10% Promissory Note (this "First Amendment") is effective as of December 18, 1999 and is entered into between Webb Interactive Services, Inc. f/k/a Online System Services, Inc. (the "Company") and Castle Creek Technology Partners LLC ("Castle Creek").

                                    RECITALS
                                    --------

     A. The Company issued to Castle Creek a 10% Promissory Note dated August 25, 1999 in the principal amount of $5,000,000 (the "Note"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Note.

     B. The Company has requested that Castle Creek make certain amendments to the Note and Castle Creek is willing to do so subject to the terms and conditions of this First Amendment.

                                    AGREEMENT
                                    ---------

     Now, therefore, in consideration of the continued performance by the Company of its obligations under the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Castle Creek hereby agree as follows:

     1. Ratification and Incorporation of Note. Except as expressly modified under this First Amendment (a) the Company hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Note, and (b) all of the terms and conditions set forth in the Note are incorporated herein by this reference as if set forth in full herein. The Company represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount owing under the Note.

     2. Amendments to Note.

     (a) The third paragraph of the Note is hereby deleted in its entirety and the following is substituted therefore:

     At the option of the Holder, from and after the completion of the Company Conversion (as defined below), interest accruing after the Company Conversion may be paid in notes in the form hereof ("PIK Notes") or in shares of the Company's Common Stock, no par value (the "Common Stock"). Interest accruing prior to the Company Conversion shall be paid in cash. If the Holder determines to receive interest in shares of Common Stock or cash, it shall notify
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     the Company at least three business days in advance of the applicable
     Interest Payment Date, otherwise the interest shall be paid in PIK Notes. The principal amount of PIK Notes to be issued as interest shall be equal to the dollar amount of interest due at the time of payment. The number of shares of Common Stock issued as interest shall be the number determined by dividing the dollar amount of interest due by the greater of (i) an amount equal to the average of the Closing Bid Prices (as defined herein) of the Common Stock for the ten (10) business days prior to the date interest is so paid or (ii) $8.00.

Notwithstanding the foregoing, any terms that are defined in the third paragraph of the Note prior to the date of this First Amendment that are used elsewhere in the Note from and after the date of this First Amendment but not otherwise defined in the Note shall continue to have the meanings ascribed to such terms after the date of this First Amendment.

     (b) The first paragraph of Section 1.2(a) is hereby deleted in its entirety and the following is substituted therefor:

     The Company shall have the right ("Prepayment at Company's Election") to prepay, subject to the limitations herein contained, all or any portion of the then outstanding Notes (other than Notes which are the subject of a Notice of Conversion (as herein defined) delivered prior to the delivery date of prepayment) for the Optional Prepayment Amount if, at any time after August 25, 2000, the Closing Bid Prices of the Common Stock is greater than or equal to two hundred percent (200%) of the Conversion Price then in effect for each of the twenty (20) consecutive trading days immediately preceding the date of delivery to the Holders of the Optional Prepayment Notice in accordance with the prepayment procedures set forth in this Article I (the "200% Election"). Any Prepayment at Company's Election pursuant to this Section 1.2 shall be made ratably among Holders in proportion to the principal amount of Notes then outstanding. Holders may convert all or any part of their Notes selected for prepayment hereunder into Common Stock at the Conversion Price by delivering a Notice of Conversion to the Company at any time prior to the Effective Time of Prepayment (as defined herein). The Optional Prepayment Amount is 115% of the principal plus accrued and unpaid interest of the Notes being prepaid.

Notwithstanding the foregoing, any terms that are defined in Section 1.2 of the Note prior to the date of this First Amendment that are used elsewhere in the Note from and after the date of this First Amendment but not otherwise defined in the Note shall continue to have the meanings ascribed to such terms after the date of this First Amendment.

     (c) The definition of "Conversion Amount" in Section 2.1 is hereby deleted in its entirety and the following is substituted therefore:

     "Conversion Amount" means (i) the portion of the principal amount of this Note elected by Holder to be converted (the "Selected Amount"), which amount may
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     be all or any portion of the principal amount of this Note plus (ii) an amount equal to the product of (A) N divided by 365 times (B) .10 times (C) the Selected Amount.

     (d) The definition of "Conversion Price" in Section 2.1 is hereby deleted in its entirety and the following is substituted therefore:

     "Conversion Price" means (i) with respect to any Conversion Date prior to March 22, 2000, the Fixed Conversion Price, and (ii) with respect to any Conversion Date on or after March 22, 2000, the lower of the Fixed Conversion Price and the Variable Conversion Price; provided, however, upon consummation prior to March 22, 2000 of an equity or equity-like financing raising proceeds for the Company of not less than $10 million in which Castle Creek Technology Partners LLC has the right to elect to invest not less than $5 million on terms no less favorable than are offered to any other investor in the financing pursuant to its right pursuant to Section 4.5(b) of the Securities Purchase Agreement (the "Permanent Financing"), then the Conversion Price thereafter means the Fixed Conversion Price. The Conversion Price is subject to adjustments as provided herein.

     (e) The definition of "Fixed Conversion Price" in Section 2.1 is hereby deleted in its entirety and the following is substituted therefor:

     "Fixed Conversion Price" means (i) prior to September 30, 2000, $10.07 and
     (ii) on and after September 30, 2000, if the Permanent Financing is consummated, the lower of (A) $10.07, and (B) the greater of (x) the average of the Closing Bid Prices for the 20 consecutive trading days ending on September 29, 2000 and (y) $8.00 (adjusted for any stock split, stock dividend, combination, reclassification or other similar events). The Fixed Conversion Price is subject to adjustment as provided herein.

     (f) Section 3.1 is hereby deleted in its entirety and the following is substituted therefor:

     Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Section 3.7 hereof, the Holder may, at any time after the Closing Date and from time to time, convert (an "Optional Conversion") a Conversion Amount into a number of fully paid and nonassessable shares of Common Stock equal to the number determined by dividing such Conversion Amount by the Conversion Price.

     (g) The following new Section 3.10 is inserted immediately following
Section 3.9:

     Section 3.10 Company Conversion Option.
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          (a) If the average of the closing trade prices for the Common Stock
     (as reported by Bloomberg Financial Markets) for the 15 consecutive trading days commencing on the day after the Registration Statement is declared effective (the "Conversion Option Period"), is greater than or equal to $12.50 (adjusted for any stock split, stock dividend, combination, reclassification or other similar events), then the Company may require the Holder to convert up to $2,500,000 of principal amount of this Note in accordance with this Article III (a "Company Conversion"). The Company Conversion shall be made ratably among Holders in proportion to the principal amount of Notes.

          (b) The Company may effect a Company Conversion by delivery of written notice to such effect to the Holders (a "Company Conversion Notice") on or before the 10th day following the last day of the Conversion Option Period. The Company may not deliver a Company Conversion Notice or effect a Company Conversion unless (a) the Registration Statement is and has been effective and available for use by the Holders for the resale of all shares of Common Stock issuable hereunder and pursuant to the Warrants during and since the Conversion Option Period, (b) the shares of Common Stock issuable hereunder and pursuant to the Warrants are listed for trading on Nasdaq, Nasdaq NMS or NYSE and have been reserved for issuance in accordance with the Reserved Amount requirement of Section 4.1 hereof, (c) no Event of Default has occurred or is continuing.

     (h) Section 8.10 is hereby deleted in its entirety and the following is substituted therefor:

     Key Officer and Director Transfers. If any Key Officer (as defined below) or director (in each case, or any member of his/her family or any trust or other entity for the benefit of any member of his/her family), during the period beginning on the Closing Date and ending on the date that is six months after the registration statement required pursuant to Section 2.1 of the Registration Rights Agreement is declared effective, and while such person is a Key Officer or director, directly or indirectly, offers, sells, transfers, assigns, pledges, or otherwise disposes (except by gift to family members or charitable organizations) of any shares of Common Stock, or any securities directly or indirectly convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire shares of Common Stock (all such securities, "Options") or enter into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, pledge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Conversion Price shall be reduced by thirty (30) percent of that amount calculated pursuant to Article II hereof; provided, however, that Key Officers or directors (and all such entities for the benefit of any members of his/her family, collectively) may sell, assign, pledge or otherwise dispose of up to 20,000 shares in the aggregate prior
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     to December 31, 1999 and during the 6-month period following the effective date of the registration statement, a Key Officer or director (and all such entities for the benefit of any member of his/her family, collectively) may sell, assign, pledge or otherwise dispose of up to the greater of (i) ten percent (10%) of his or her total holdings as of the Issue Date determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or (ii) 25,000 shares of Common Stock without triggering the adjustments of this Section 8.10. For purposes of this Section 8.10, Key Officer shall mean R. Steven Adams, Lindley S. Branson, William R. Cullen, Perry Evans, Andre Durand, Gwenael Hagan and Simon Greenman and any person who assumes or performs the duties of any other Key Officer.

     3. Warrant. Simultaneous with execution of this First Amendment, the Company will issue to Castle Creek a five-year warrant (the "Warrant") to purchase 136,519 shares of common stock in substantially the form of the warrant, as amended, previously issued to Castle Creek on August 25, 1999 (the "First Warrant") except as described below. The exercise price of the Warrant will be equal to $18.506. If the Permanent Financing is consummated, the exercise price of the Warrant and the First Warrant shall reset (lower only) on September 30, 2000 to the average of the closing bid prices for the 20 consecutive trading days ending on September 29, 2000. The shares of Common Stock issuable upon exercise of the Warrant shall be included in the registration statement for the First Warrant.

     4. Conditions to Effectiveness. This First Amendment shall become effective on December 18, 1999 (the "Effective Date"), only upon satisfaction of each of the following conditions:

          (a) receipt by Castle Creek of this First Amendment duly executed by the Company; and

          (b) receipt by Castle Creek of the Warrant and the amended First Warrant.

     5. Representations and Warranties. In order to induce Castle Creek to enter into this First Amendment, the Company represents and warrants to Castle Creek that the following statements are true, correct and complete as of the Effective Date of this First Amendment:

     (a) Corporate Power and Authority. (i) The Company has the requisite power and authority to enter into and perform its obligations under this First Amendment and the Warrant; (ii) the execution, delivery and performance of this First Amendment and the Warrant by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required; and (iii) this First Amendment and the Warrant constitute
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valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     (b) No Conflict. The execution, delivery and performance of this First Amendment and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the bylaws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights under, or result in termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected.

     (c) Governmental Consents. The execution, delivery and performance by the Company of this First Amendment and the Warrant will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     (d) Incorporation of Representations and Warranties from Securities Purchase Agreement. The representations and warranties contained in Article III of the Securities Purchase Agreement are correct in all material respects on and as of the Effective Date as though made on and as of such date, except to the extent that a particular representation or warranty by its terms expressly applies only to an earlier date.

     (e) Absence of Event of Default. No event has occurred and is continuing that would constitute an Event of Default and no event has occurred which with the passage of time or the giving of notice would constitute an Event of Default.

     6. Entire Agreement. This First Amendment, together with the Warrant and the Note and the other documents executed in connection with the Securities Purchase Agreement (collectively, the "Loan Documents"), is the entire agreement between the parties hereto with respect to the subject matter hereof. This First Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

     7. Miscellaneous.

     (a) Counterparts. This First Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
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     (b) Headings. Section headings used herein are for convenience of reference only, are not part of this First Amendment, and are not to be taken into consideration in interpreting this First Amendment.

     (c) Recitals. The recitals set forth at the beginning of this First Amendment are true and correct, and such recitals are incorporated into and are a part of this First Amendment.

     (d) Governing Law. This First Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the state of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

     (e) Effect. Upon the effectiveness of this First Amendment, from and after the date hereof, each reference in the Note to "this Note," "hereunder," "hereof.," or words of like import shall mean and be a reference to the Note as amended hereby.

     (f) No Novation. Except as expressly provided in this First Amendment, the execution, delivery and effectiveness of this First Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Castle Creek under the Note or any other Loan Documents, (ii) constitute a waiver of any provision in the Note and the Loan Documents, or
(iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Note and the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     (g) Conflict of Terms. In the event of any inconsistency between the provision of this First Amendment and any provision of the Note, the terms and provisions of this First Amendment shall govern and control.

     In witness whereof, this First Amendment has been duly executed and delivered as of the date first written above.


                                        WEBB INTERACTIVE SERVICES, INC.

                                        By:  /s/ William R. Cullen
                                             -------------------------------
                                        Its: Executive Vice President, CFO
                                             -------------------------------


                                        CASTLE CREEK TECHNOLOGY PARTNERS LLC
                                        By Castle Creek Partners, LLC.

                                        By:  /s/ Richard S. Marks
                                             -------------------------------
                                        Its: Vice President
                                             -------------------------------